Exhibit 3(e)

                           By-Laws
                             of
                  Entergy New Orleans, Inc.
                     As of July 6, 1998

     Section 1. The annual meeting of the stockholders of the Corporation for the election of directors and such other business as shall properly come before such meeting shall be held in May of each year on a date and at a time and place to be fixed by the Board of Directors of the Company at least thirty (30) days before the date of such meeting so fixed.

     Section 2. Special meetings of the stockholders of the Corporation may be held upon the call of the President, the Board of Directors or of the stockholders holding one-fifth of the outstanding Common Stock, at the office of the Company in the State of Louisiana. Such call shall state the purpose, place and time of the meeting.

     Section 3. Notice of the time, place and purpose of every meeting of stockholders shall be mailed by the Secretary or the officer performing his duties, at least fifteen (15) days before the meeting, to each stockholder entitled to vote in accordance with Section 5 hereof, at his last known post office address, provided, however, that if the stockholder be present at a meeting, or in writing waive notice thereof before or after the meeting, notice of the meeting to such stockholder is unnecessary.

     Section 4. The holders of forty per centum (40%) of the stock of the Corporation entitled to vote, present in person or by proxy, shall constitute a quorum, but less than a quorum shall have power to adjourn.

     Section 5. At all meetings of stockholders each common stockholder shall be entitled to one vote for each share of stock held by him and may vote and otherwise act in person or by proxy, but no proxy shall be voted more than eleven (11) months after its date.

     Section 6. At least two (2) days before each election by the stockholders a full list of stockholders entitled to vote at the election, arranged in alphabetical order with the residence of each and the number of shares held by each, shall be prepared by the Secretary or officer designated by the Board of Directors and filed in the principal office of the Corporation, which shall at all times during the usual hours of business, for said two (2) days and during the election, be open to the examination of any stockholder.

     Section 7. Certificates of stock shall be of such form and device as the Board of Directors may elect, and shall be signed by, or bear the facsimile signatures of, the President or Vice-President, and either the Secretary or Assistant Secretary, or the Treasurer or Assistant Treasurer.

     Section 8. The stock of the Corporation shall be transferable or assignable on the books of the Corporation by the holders in person or by attorney on the surrender of the certificates therefor. The Board of Directors may appoint one or more transfer agents and registrars of the stock. The books for the transfer of the stock may be closed for such periods before and during the payment of dividends and the holdings of meetings of stockholders, not to exceed thirty
(30) days at any one time, as the Board of Directors may from time to time determine; and the Corporation shall make no transfer of stock on its books during such period.

     Section 9. The affairs of the Corporation shall be managed by a Board consisting of not less than three (3) nor more than fifteen (15) directors, who shall be elected annually by the stockholders by ballot, to hold office until their successors are elected and qualified. The number of persons, within the foregoing limits, to compose the Board of Directors at any given time shall be fixed by either the stockholders or by the Board of Directors. The stockholders at any meeting, by a majority vote of all the outstanding Common Stock, may remove any director and fill the vacancy. Vacancies in the Board of Directors or in the offices, except vacancies in the Board of Directors caused by an increase in the number of directors, may be filled by the Board at any meeting. Vacancies in the Board of Directors arising from an increase in the number of directors shall be filled at the annual meeting or at a special meeting of stockholders called for that purpose. The Board of Directors shall have power and authority to authorize the payment of compensation to the directors for services to the Corporation, including fees for attendance at meetings of the Board of Directors, of the Executive Committee and all other committees, and to determine the amount of such compensation or fees.

     The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding whether civil, criminal, administrative or investigative (including any action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another business, foreign or nonprofit Corporation, partnership, joint venture or other enterprise, against expenses (including attorneys' fees), judgments, fines, settlements, and any other penalty regardless of statutory characterization, actually and reasonably incurred by such person in connection with such suit or proceeding if such person acted in good faith, not contrary to Corporation instructions or rules, in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful; provided that in case of actions by or in the right of the Corporation, the indemnity shall be limited to expenses (including attorneys' fees and amounts paid in settlement not exceeding, in the judgment of the Board of Directors, the estimated expense of litigating the action to conclusion) actually and reasonably incurred in connection with the defense or settlement of such action; and provided, further, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court and the Board of Directors by a majority vote of a quorum of disinterested directors shall determine, upon application, that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court and the Board of Directors by a majority vote of a quorum of disinterested directors shall deem proper.

     Any indemnification under this Section shall be made by the Corporation only as authorized in a specific case upon a determination that the applicable standards of conduct set out above have been met. Such determination can be made (1) by the Board of Directors by a majority vote of a quorum of disinterested directors, or (2) if such a quorum is not obtainable or a quorum of disinterested directors so directs, by independent legal counsel. The body or person making the determination may waive the requirement concerning conformity to Corporation instructions or rules. The other standards may not be waived. However, any act or omission undertaken in good faith in response to an order or other enforcement mechanism of a federal, state or local authority, shall be construed to be in the best interest of the Corporation in conformity to corporate instructions and rules. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the conduct was unlawful.

     Expenses incurred in defending such an action, suit or proceeding, may be paid by the Corporation in advance of the final disposition thereof if authorized by the Board of Directors in the manner provided immediately above, upon receipt of an undertaking by or on behalf of the director, officer or employee to repay such amount, unless it shall ultimately be determined that such person is entitled to be indemnified by the Corporation as authorized in this Section.

     The indemnification provided above shall not be deemed exclusive of any other rights to which the person indemnified may be entitled under any by-law, agreement, authorization of shareholders or disinterested directors, or otherwise, and shall continue as to a person who has ceased to be a director, officer or employee, and shall inure to the benefit of such person's legal representatives.

     Section 10. Meetings of the Board of Directors shall be held at the time fixed by resolution of the Board or upon call of the President or a Vice President or any two directors. Meetings of the Board of Directors may be held by means of telephone conference calls, in which connection (a) the directors may participate in and hold such a meeting by means of conference telephone or similar communications equipment provided that all persons participating in the meeting can hear and communicate with each other, and (b) participation in such a meeting shall constitute presence in person at such meeting except where such participation is for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. The Secretary or officer performing his duties shall give reasonable notice (which need not exceed two (2) days) of all meetings of directors, provided that a meeting may be held without notice immediately after the annual election, and notice need not be given of regular meetings held at times fixed by resolutions of the Board. Meetings may be held at any time without notice if all directors are present or if those not present waive notice either before or after the meeting. Notice by mailing or telegraph to the usual business or residence address of the director shall be sufficient. Five (5) members of the Board shall constitute a quorum.

     Section 11. The Board of Directors shall designate one of its members as Chairman of the Board. The position of Chairman of the Board is not an officer position; therefore, the Chairman of the Board need not be an officer of the Corporation.

     Section 12 a) The Board of Directors shall elect individuals to occupy at least three executive offices:
President, Secretary and Treasurer. In its discretion, the Board of Directors may elect individuals to occupy other executive offices, including Chief Executive Officer, Vice
Chairman, Chief Operating Officer, Vice President and such other executive offices as the Board shall designate. Officers shall be elected annually and shall hold office until their respective successors shall have been duly elected and qualified, or until such officer shall have died or resigned or shall have been removed by majority vote of the whole Board. To the extent permitted by the laws of the State of Louisiana, individuals may occupy more than one office.

     b) President. The President shall perform duties incident to the office of a president of a corporation and such other duties as from time to time may be assigned to him by the Board of Directors, by the Executive Committee or, if the Board has elected a Chief Executive Officer and if the Chief Executive Officer is not the President, by the Chief Executive Officer.

     c) Vice Presidents. Each Vice President shall have such powers and shall perform such duties as from time to time may be conferred upon or assigned to him by the Board of Directors or the Executive Committee, or as may be delegated to him by the President or the Chief Executive Officer.

     d) Secretary. The Secretary shall keep the minutes of all meetings of the stockholders and of the Board of Directors in books provided for the purpose; shall see that all notices are duly given in accordance with the provisions of law and these bylaws; shall be custodian of the records and of the corporate seal of the Corporation; shall see that the corporate seal is affixed to all documents the execution of which under the seal is duly authorized, and when the seal is so affixed he may attest the same; may sign, with the Chairman of the Board, a Vice Chairman, the President or a Vice President, certificates of stock of the Corporation; and, in general, shall perform all duties incident to the office of a secretary of a corporation, and such other duties as from time to time may be assigned to the Secretary by the Chief Executive Officer, the Chairman of the Board, a Vice Chairman, the President, the Board of Directors or the Executive Committee. The Secretary shall also keep, or cause to be kept, a stock book, containing the name, alphabetically arranged, of all persons who are stockholders of the Corporation, showing their places of residence, the number of shares held by them respectively, and the time when they respectively became the owners thereof.

     e) Treasurer. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit, or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by the Board of Directors. The Treasurer may endorse for collection on behalf of the Corporation, checks, notes and other obligations; may sign receipts and vouchers for payments made to the Corporation singly or jointly with another person as the Board of Directors may authorize; may sign checks of the Corporation and pay out and dispose of the proceeds under the direction of the Board; shall render or cause to be rendered to the Chairman of the Board, the President and the Board of Directors, whenever requested, an account of the financial condition of the Corporation; may sign, with the Chairman of the Board, a Vice Chairman, the President or a Vice President, certificates of stock of the Corporation; and, in general, shall perform all the duties incident to the office of a treasurer of a corporation, and such other duties as from time to time may be assigned to him by the Chairman of the Board, a Vice Chairman, the President, the Board of Directors or the Executive Committee.

     f) Subordinate Officers. The Board of Directors may appoint such assistant secretaries, assistant treasurers and other officers as it may deem desirable. Each such officer shall hold office for such period, have such authority and perform such duties as the Board of Directors may prescribe. The Board of Directors may, from time to time, authorize any officer to appoint and remove such officers and to prescribe the powers and duties thereof.

     g) Vacancies; Absences. Any vacancy in any of the above offices may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting. Except when the law requires the act of a particular officer, the Board of Directors or the Executive Committee, whenever necessary, may, in the absence of any officer, designate any other officer or properly qualified employee, to perform the duties of the one absent for the time being, and such designated officer or employee shall have, when so acting, all the powers herein given to such absent officer.

     Section 13. Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, the Chairman of the Board, a Vice Chairman, the President or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon written receipt thereof by the Board of Directors or by such officer.

     Section 14. The Board of Directors, as soon as may be after the election in each year, may, by a resolution passed by a majority of the whole Board, appoint an Executive Committee, to consist of such number of the directors, not less than three (3), as the Board may from time to time determine, which shall have and may exercise during the intervals between the meetings of the Board all the powers vested in the Board except (a) the power to fill vacancies in the Board (b) the power to change the membership of or fill vacancies in said Committee and (c) the power to change the By-Laws. The Board shall have the power at any time to change the membership of such Committee and to fill vacancies in it. The Executive Committee may make rules for the conduct of its business and may appoint such committees and assistants as it may deem necessary. A majority of the members of said Committee shall constitute a quorum. The Board shall designate the Chairman of the Executive Committee.

     Section 15. The Board of Directors is authorized to select such depositaries as they shall deem proper for the funds of the Corporation. All checks and drafts against such deposited funds shall be signed and countersigned by officers or persons to be specified by the Board of Directors or the Executive Committee.

     Section 16. The corporate seal of the Corporation shall be in such form as the Board of Directors shall prescribe.

     Section 17. Either the Board of Directors or the stockholders may alter or amend these By-Laws at any meeting duly held as above provided, the notice of which includes notice of the proposed amendment.